August 26, 1996


SECURITIES AND EXCHANGE COMMISSION
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549-1004


     Re: North American Gaming and Entertainment Corporation (the "Company") Form 8-K/A (Amendment No. One) relating to the reported event dated June 10, 1996

          Commission File No. 0-5474

          Our File No.: 15006-160

Ladies and Gentlemen:

     On behalf of the Company, enclosed for electronic filing please find one copy of Form 8-K/A (Amendment No. One) relating to the reported event dated June 10, 1996.

     Please call the undersigned with any questions or comments. Collect calls will be accepted at 214/419-8311.

                                                   Yours truly,




                                                   Mike Parsons


MDP/Ids

Enclosures

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                               (Amendment No. One)




                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            -------------------------


         Date of Report (Date of earliest event reported): June 10, 1996





               NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)




        Delaware                0-5474                   75-2571032
(State of incorporation) (Commission File No.) (IRS Employer Identification No.)




                     777 E. 15th Street, Plano, Texas 75074
          (Address of principal executive offices, including zip code)


                                 (214) 423 -9113
              (Registrant's telephone number, including area code)





                                                                             (1)

Item 7.  Financial Statements and Exhibits.

     The following financial statements and pro forma financial information regarding I.T. Cruise, Inc. ("I.T. Cruise") and GalaxSea Cruises and Tours, Inc. ("GalaxSea" are filed with this report. The operations and total assets of GalaxSea prior to October 1, 1995 are not material to the operations and total assets of the Registrant, and, therefore, are not included in this Report.

                          Index to Financial Statements

(a) The following audited and unaudited financial statements of I.T. Cruise and GalaxSea and included with this report.


         (i)      I.T. CRUISE, INC.
                  I.T. Cruise, Inc. - Year Ended December 31, 1995
                           Independent Auditors Report                                           F-1
                           Balance Sheet                                                         F-2
                           Statement of Income and Retained Earnings                             F-3
                           Statement of Cash Flows                                               F-4
                           Notes to Financial Statements                                         F-5 & F6

                  I.T. Cruise, Inc. - Seven Months Ended December 31, 1994
                           Independent Auditors Report                                           F-7
                           Balance Sheet                                                         F-8
                           Statement of Income and Retained Earnings                             F-9
                           Statement of Cash Flows                                               F-10
                           Notes to Financial Statements                                         F-11 & F12

                  I.T. Cruise, Inc. - Year Ended May 31, 1994
                           Independent Auditors Report                                           F-13
                           Balance Sheet                                                         F-14
                           Statement of Income and Retained Earnings                             F-15
                           Statement of Cash Flows                                               F-16
                           Notes to Financial Statements                                         F-17 & F18

                  I.T. Cruise, Inc. - Three Months Ended March 31, 1996 and 1995
                           Balance Sheet (Unaudited)                                             F-19
                           Statement of Operations (Unaudited)                                   F-20

         (ii)     GALAXSEA CRUISES AND TOURS, INC.
                  GalaxSea Cruises and Tours, Inc. - Three Months Ended December 31, 1995
                           Independent Auditors Report                                           F-21
                           Balance Sheet                                                         F-22
                           Statement of Operations                                               F-23
                           Statement of Changes in Stockholder's Equity                          F-24
                           Statement of Cash Flows                                               F-25
                           Notes to Financial Statements                                         F-26 & F-27

         (iii)    GalaxSea Cruises and Tours, Inc. - Three Months Ended March 31, 1996
         -----    --------------------------------------------------------------------
                           Balance Sheet (Unaudited)                                             F-28
                           Statement of Operations (Unaudited)                                   F-29

                                                                                                         (2)





(b)      Unaudited Pro Form Financial Statements

         NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION,
         I.T. CRUISE, INC AND GALAXSEA CRUISES AND TOURS, INC.
                  Twelve Months Ended December 31, 1995
                           Proforma Balance Sheet                                                F-30
                           Proforma Statement of Operations                                      F-31

                  Three Months Ended March 31, 1996
                           Proforma Balance Sheet                                                F-32
                           Proforma Statement of Operations                                      F-33

                  Notes to Proforma Consolidated Financial Statements                            F-34


(c)      Exhibits.  The following exhibits are being filed herewith:

         10.1.1   Agreement and Plan of Merger dated effective June 7, 1996, relating to the acquisition of GalaxSea and I.T. Cruise.*

         10.1.2 Form of Note dated June 10, 1996 in the original principal amount of $1,400,000 payable by Registrant to International relating to the acquisition of I.T. Cruise.*

         10.1.3   Form of  Security  Agreement  dated  effective  June 10,  1996 between International and Registrant securing repayment of the
                  Note filed as Exhibit  10.1.2.*

         10.1.4   Form of "Certificate of Designation, Preferences and Rights of
                  Series B Convertible  Preferred  Stock"  creating the Series B
                  Preferred Stock.*

         10.1.5   Form of GalaxSea Cruise Marketing Agreement dated May 1, 1996 between International and
                  GalaxSea.*

         10.1.6   Form of Cruise Marketing Agreement dated May 1, 1996 between International and I.T. Cruise.*

         10.1.7   Form of Assignment between International and I.T. Cruise dated June 1, 1996.*

         10.1.8   Form  of  Security  Agreement  dated  June  10,  1996  between
                  Registrant,  Ozdon  Investments,  and Lamar E. Ozley,  Jr., as
                  Trustee for the former shareholders of Ozdon Investments, Inc.*



           ----------------------------------------------------------


         *        Previously Filed
                                                                             (3)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. One to this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 23, 1996



                                              NORTH AMERICAN GAMING AND
                                              ENTERTAINMENT CORPORATION



                                          By: /s/ George J. Akmon
                                              -------------------
                                              George J. Akmon, Executive
                                              Vice President and Chief Financial
                                              Officer

                             SARTAIN FISCHBEIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                     SF&Co.




Independent Auditors' Report



The Board of Directors
I.T. Cruise, Inc.
Tulsa, Oklahoma


We have audited the accompanying balance sheet of I.T. Cruise, Inc., as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I.T. Cruise, Inc., as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.





June 21, 1996                               /s/      SARTAIN FISCHBEIN & CO.


                                       F-1




           3010 SOUTH HARVARD AVE., SUITE 400, TULSA, OK 74114-6193 .
                         918 749-6601. FAX 918 744-1506

I.T. CRUISE, INC.
BALANCE SHEET
December 31, 1995

ASSETS

Current Assets:
  Cash                                                                                                        $ 283
  Preferred supplier contracts receivable                                                                   211,312
                                                                                                            -------
Total Current Assets                                                                                        211,595
                                                                                                            -------
Furniture and Fixtures, at cost, net of accumulated depreciation
    of $26,458                                                                                               17,242
                                                                                                            -------

Other Assets:
  Trade name, net of accumulated amortization of $1,098                                                       8,902
  Goodwill, net of accumulated amortization of $5,502                                                         4,498
  Noncompete agreement, net of accumulated amortization of
  $9,169                                                                                                        831
  ------                                                                                                    -------
Total Other Assets                                                                                           14,231
                                                                                                            -------

                                                                                                           $243,068

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Current maturities of long-term debt                                                                     $115,818
  Accounts payable                                                                                           61,076
  Accrued interest payable                                                                                   19,338
                                                                                                            -------
Total Current Liabilities                                                                                   196,232

Long-Term Debt

Total Liabilities                                                                                           196,232
                                                                                                            -------
Stockholder's Equity:
   Common stock, $1 par value; 50,000 shares authorized;
      500 shares issued and outstanding                                                                         500
   Retained earnings                                                                                         46,336

Total Stockholder's Equity                                                                                   46,836
                                                                                                            -------


                                                                                                           $243,068
                                                                                                           ========

    The accompanying notes are an integral part of the financial statements.
                                       F-2

I.T. CRUISE, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
Year Ended December 31, 1995



Revenues:
   Preferred supplier commissions                                                                         $ 435,332
   Cruise fees                                                                                               19,212
                                                                                                            -------

Total Revenues                                                                                              454,544
                                                                                                            -------
Costs and Expenses:
   Override commissions                                                                                      23,293
   Other administrative expenses                                                                              2,197
   Amortization and depreciation                                                                             52,101
   Interest expense                                                                                          14,167
   Operational costs                                                                                         12,950
                                                                                                            -------

Total Expenses                                                                                              104,708
                                                                                                            -------
Income Before Income Taxes                                                                                  349,836

Income Tax Expense                                                                                          133,000
                                                                                                            -------
Net Income                                                                                                  216,836

Retained Earnings, beginning of year                                                                        267,585

Dividends                                                                                                  (438,085)
                                                                                                           --------
Retained Earnings, end of year                                                                             $ 46,336
                                                                                                           ========

    The accompanying notes are an integral part of the financial statements.

I.T. CRUISE, INC.
STATEMENT OF CASH FLOWS
Year Ended December 31, 1995

Cash Flows From Operating Activities:
   Net income                                                                                             $ 216,836
   Adjustments to reconcile net income to net cash
      provided by operating activities:
        Amortization and depreciation                                                                        52,101
        Increase in accounts receivable                                                                     (24,741)
        Increase in receivable from Parent                                                                 (228,662)
        Increase in accounts payable                                                                         17,159
        Increase in accrued liabilities                                                                       5,692
        Decrease in deferred commissions                                                                     (6,972)
                                                                                                            -------

Net Cash Provided By Operating Activities                                                                    31,413
                                                                                                            -------

Cash Flows From Financing Activities:
   Principal payments on notes payable                                                                      (42,613)
                                                                                                           --------

Net Cash Used In Financing Activities                                                                       (42,613)
                                                                                                           --------

Decrease In Cash                                                                                            (11,200)

Cash, beginning of year                                                                                      11,483
                                                                                                           --------

Cash, end of year                                                                                             $ 283
                                                                                                              =====


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
   AND FINANCING ACTIVITIES

Issuance Of Dividends To Parent Company,
   International Tours, Inc. In The Form Of
   Distribution Of Receivable From Parent                                                                 $ 438,085


OTHER DISCLOSURES

Interest paid                                                                                               $ 7,388

Income taxes paid                                                                                                 -

     The accompanying notes are an integral part of the financial statements
                                       F-4

I.T. CRUISE, INC.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: I.T. Cruise, Inc. ( the "Company"), a 100% owned subsidiary of International Tours, Inc., was formed in March 1993 and conducts cruise travel training and marketing for International Tours' franchisees. The Company conducts business under the name of Cruise A-Hoy.

Effective March 31, 1993, the Company purchased substantially all the assets of Cruise A-Hoy, Inc. (CAH), a cruise travel booking service in Colorado. The Company purchased equipment, supplies inventory, contract rights with cruise lines, and tradename. The Company also entered into a noncompete agreement with CAH. The total cost of acquisition was $303,223, which exceeded the fair market value of the net assets of CAH by $10,000. The excess is presented as goodwill.

Preferred Supplier Contract Revenue: Preferred supplier contract revenue represents commissions earned by the Company from various travel service providers, principally cruise lines. Such revenues are recognized as they are earned.

Contract Rights: Cruise line preferred supplier contracts were acquired from Cruise A-Hoy, Inc. These contracts represent the rights to overrides and commissions with various cruise lines. These contract rights have been amortized on a straight-line basis over the life of each contract, from one to three years. Contract rights were fully amortized as of December 31, 1995.

Trade Name: Trade name is the name "Cruise A-Hoy" and insignia acquired from CAH. Trade name is being amortized using the straight-line method over the expected useful life of 25 years. Amortization expense on trade name was $400 in 1995.

Goodwill: Goodwill represents the excess of the cost of acquiring assets of CAH over the fair market value of the assets acquired, and is being amortized using the straight line method over five years. Amortization expense on goodwill was $2,000 in 1995.

Noncompete Agreement: The noncompete agreement is being amortized using the straight-line method over the life of the agreement, which is three years. Amortization expense on the noncompete agreement was $3,333 in 1995.

Furniture and Fixtures: Depreciation is provided using accelerated methods over the estimated useful lives of the related assets. Repairs and maintenance are expensed as incurred, whereas major improvements are capitalized.

Income Taxes: International Tours, Inc. and the Company file consolidated federal and state income tax returns. Income tax expense currently payable is allocated to the Company based upon the amount the Company would pay if it filed a separate income tax return. Income tax expense is provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

Income tax expense or the year ended December 31, 1995 amounted to $133,000 which represents the currently due tax expense allocation. This amount has been reflected as a decrease in Receivable from Parent. As of December 31, 1995, the Company had no material temporary differences.

Management Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at December 31, 1995, and revenues and expenses during the period then ended. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

I.T. CRUISE, INC.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995
(CONTINUED)



2. RECEIVABLE FROM PARENT

Receivable from Parent consists of amounts due from the Company's Parent, International Tours, Inc. The receivable increased during the year ended December 31, 1995 due to the collection of revenue and payment of expenses by the Company's Parent. The receivable has decreased during the year ended December 31, 1995 due primarily to the payment of dividends by the Company.


3.  LONG-TERM DEBT

Long-term debt consists of a 7% note due to Cruise A-Hoy, Inc. (CAH), due on demand as a result of non-compliance with the debt instrument. The note was issued in March, 1993 for the purchase of certain assets of CAH. The payment of principal and interest are based on 25% of all CAH marketing fees and override commissions collected.

The fair value of long-term debt is approximate to its carrying amount


4.  SALE OF COMPANY

On June 7, 1996, the Company's Parent, International Tours, Inc., entered into an agreement to sell all of the common stock of the Company to another corporation. Certain assets of the Company may be distributed prior to the sale and certain liabilities may be assumed by the Company's Parent. As of the date of our report, the sale had not yet been consummated.

                             SARTAIN FISCHBEIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS



                                     SF&Co.






Independent Auditors' Report



The Board of Directors
I.T. Cruise, Inc.
Tulsa, Oklahoma


We have audited the accompanying balance sheet of I.T. Cruse, Inc., as of December 31, 1994, and the related statements of income and retained earnings and cash flows for the seven months ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I.T. Cruise, Inc., as of December 31, 1994, and the results of its operations and its cash flows for the seven months then ended, in conformity with generally accepted accounting principles.





October 18, 1995                            /s/   SARTAIN FISCHBEIN & CO.







           3010 SOUTH HARVARD AVE., SUITE 400, TULSA, OK 74114-6193 .
                         918 749-6601. FAX 918 744-1506

I.T. CRUISE, INC.
BALANCE SHEET
December 31, 1994

ASSETS

Current Assets:
  Cash                                                                                                     $ 11,483
  Preferred supplier contracts receivable                                                                   186,250
  Employee receivable                                                                                           320
                                                                                                               ----

Total Current Assets                                                                                        198,053
                                                                                                            -------
Furniture and Fixtures, at cost, net of accumulated depreciation
    of $19,183                                                                                               24,517
                                                                                                            -------

Other Assets:
  Receivable from Parent                                                                                    209,424
  Contract rights, net of accumulated amortization of $164,130                                               39,093
  Trade name, net of accumulated amortization of $698                                                         9,302
  Goodwill, net of accumulated amortization of $3,502                                                         6,498
  Noncompete agreement, net of accumulated amortization of $5,836                                             4,164
                                                                                                             ------

Total Other Assets                                                                                          268,481
                                                                                                            -------

                                                                                                           $491,051
                                                                                                           ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Current maturities of long-term debt                                                                     $158,431
  Accounts payable                                                                                           43,917
  Accrued interest payable                                                                                   12,559
  Accrued liabilities - other                                                                                 1,087
  Deferred commissions                                                                                        6,972
                                                                                                             ------

Total Current Liabilities                                                                                   222,966


Long-term Debt                                                                                                    -
                                                                                                            -------
Total Liabilities                                                                                           222,966
                                                                                                            -------
Stockholder's Equity:
   Common stock, $1 par value; 50,000 shares authorized;
      500 shares issued and outstanding                                                                         500
  Retained earnings                                                                                         267,585
                                                                                                            -------
Total Stockholder's Equity                                                                                  268,085
                                                                                                            -------

                                                                                                           $491,051
                                                                                                           ========

         The accompanying notes are an integral part of the consolidated financial statements.
                                       F-8

I.T. CRUISE, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
Seven Months Ended December 31, 1994

Revenues:
   Preferred supplier commissions                                                                         $ 294,568
   Cruise fees                                                                                               28,843
                                                                                                            -------

Total Revenues                                                                                              323,411
                                                                                                            -------

Costs and Expenses:
   Override commissions                                                                                      20,779
   Salaries and benefits                                                                                      2,577
   Other administrative expenses                                                                              5,502
   Amortization and depreciation                                                                             46,870
   Interest expense                                                                                          10,514
   Operational costs                                                                                         26,339
                                                                                                            -------
Total Expenses                                                                                              112,581
                                                                                                            -------
Income Before Income Taxes                                                                                  210,830

Income Tax Expense                                                                                           74,000
                                                                                                             ------
Net Income                                                                                                  136,830

Retained Earnings, beginning of year                                                                        130,755
                                                                                                            -------
Retained Earnings, end of year                                                                            $ 267,585
                                                                                                          =========

         The accompanying notes are an integral part of the consolidated financial statements.
                                       F-9

I.T. CRUISE, INC.
STATEMENT OF CASH FLOWS
Seven Months Ended December 31, 1994

Cash Flows From Operating Activities:
   Net income                                                                                             $ 136,830
   Adjustments to reconcile net income to net cash
      provided by operating activities:
        Amortization and depreciation                                                                        46,870
        Increase in accounts receivable                                                                      (9,683)
        Increase in receivable from Parent                                                                 (162,508)
        Decrease in accounts payable                                                                        (45,085)
        Decrease in accrued liabilities                                                                        (648)
        Decrease in deferred commissions                                                                    (20,448)
                                                                                                           --------

Net Cash Used In Operating Activities                                                                       (54,672)
                                                                                                           --------

Cash Flows From Financing Activities:
   Principal payments on notes payable                                                                      (61,657)
                                                                                                           --------
Net Cash Used In Financing Activities                                                                       (61,657)
                                                                                                           --------

Decrease In Cash                                                                                           (116,329)

Cash, beginning of period                                                                                   127,812
                                                                                                           --------
Cash, end of period                                                                                        $ 11,483
                                                                                                           ========



OTHER DISCLOSURES

Interest Paid                                                                                              $ 10,749

Income Taxes Paid                                                                                                 -


         The accompanying notes are an integral part of the consolidated financial statements.
                                      F-10

I.T. CRUISE, INC.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: I.T. Cruise, Inc. ( the "Company"), a wholly owned subsidiary of International Tours, Inc., was formed in March 1993 and conducts cruise travel training and marketing for International Tours' franchisees. The Company conducts business under the name of Cruise A-Hoy.

Effective March 31, 1993, the Company purchased substantially all the assets of Cruise A-Hoy, Inc. ("CAH"), a cruise travel booking service in Colorado. The Company purchased equipment, supplies inventory, contract rights with cruise lines, and tradename. The Company also entered into a noncompete agreement with CAH. The total cost of acquisition was $303,223, which exceeded the fair market value of the net assets of CAH by $10,000. The excess is presented as goodwill.

Preferred Supplier Contract Revenue: Preferred supplier contract revenue represents commissions earned by the Company from various travel service providers, principally cruise lines. Such revenues are recognized as they are earned.

Contract Rights: Cruise line preferred supplier contracts were acquired from Cruise A-Hoy, Inc. These contracts represent the rights to overrides and commissions with various cruise lines. These contract rights are being amortized on a straight-line basis over the life of each contract, from one to three years. Amortization expense on contract rights was $38,386 for the seven months ended December 31, 1994.

Trade Name: Trade name is the name "Cruise A-Hoy" and insignia acquired from Cruise Ahoy, Inc. Trade name is being amortized using the straight-line method over the expected useful life of 25 years. Amortization expense on trade name was $231 for the seven months ended December 31, 1994.

Goodwill: Goodwill represents the excess of the cost of acquiring assets of Cruise A-Hoy, Inc. over the fair market value of the assets acquired, and is being amortized using the straight line method over five years. Amortization expense on goodwill was $1,169 for the seven months ended December 31, 1994.

Noncompete Agreement: The noncompete agreement is being amortized using the straight-line method over the life of the agreement, which is three years. Amortization expense on the noncompete agreement was $1,946 for the seven months ended December 31, 1994.

Furniture and Fixtures: Depreciation is provided using accelerated methods over the estimated useful lives of the related assets. Repairs and maintenance are expensed as incurred, whereas major improvements are capitalized.

Income Taxes: International Tours, Inc. and Cruise file consolidated federal and state income tax returns.

Income tax expense is provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Income tax expense currently payable is allocated to the Company based upon the amount the Company would pay if it filed a separate income tax return.

Income tax expense for the seven months ended December 31, 1994 amounted to $74,000 which represents the currently due tax expense allocation. This amount has been reflected as a decrease in Receivable from Parent. As of December 31, 1994, the Company had no material temporary differences.

I.T. CRUISE, INC.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995
(CONTINUED)


2.  RECEIVABLE FROM PARENT

Receivable from Parent consists of amounts due from the Company's Parent, International Tours, Inc. The receivable has increased during the year ended December 31, 1994 due primarily to the collection of the Company's revenue and payment of the Company's expenses by the Parent.


3.  LONG-TERM DEBT

Long-term debt consists of a 7% note payable to Cruise A-Hoy, Inc. (CAH), due on demand as a result of non-compliance with the debt instrument. The note was issued in March, 1993, for the purchase of certain assets of CAH. The payment of principal and interest are based on 25% of all CAH marketing fees and override commissions collected.

                            SARTAIN FISCHBEIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS



                                     SF&Co.






Independent Auditors' Report



The Board of Directors
I.T. Cruise, Inc.
Tulsa, Oklahoma


We have audited the accompanying balance sheet of I.T. Cruse, Inc., as of May 31, 1994, and the related statements of income and retained earnings and cash flows for the year ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I.T. Cruise, Inc., as of May 31, 1994, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.





August 10, 1994                              /s/      SARTAIN FISCHBEIN & CO.







           3010 SOUTH HARVARD AVE., SUITE 400, TULSA, OK 74114-6193 .
                         918 749-6601. FAX 918 744-1506
                                      F-13

I.T. CRUISE, INC.
BALANCE SHEET
May 31, 1994

ASSETS

Current Assets:
  Cash                                                                                                     $127,812
  Preferred supplier contracts receivable                                                                   176,487
  Employee receivable                                                                                           400
                                                                                                               ----

Total Current Assets                                                                                        304,699
                                                                                                            -------
Furniture and Fixtures, at cost, net of accumulated depreciation
    of $14,045                                                                                               29,655
                                                                                                            -------

Other Assets:
  Receivable from Parent                                                                                     46,916
  Contract rights, net of accumulated amortization of $125,744                                               77,479
  Trade name, net of accumulated amortization of $467                                                         9,533
  Goodwill, net of accumulated amortization of $2,333                                                         7,667
  Noncompete agreement, net of accumulated amortization of $3,890                                             6,110
                                                                                                             ------

Total Other Assets                                                                                          147,705
                                                                                                            -------
                                                                                                           $482,059

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Current maturities of long-term debt                                                                     $174,838
  Accounts payable                                                                                           89,002
  Accrued interest payable                                                                                   12,794
  Accrued liabilities - other                                                                                 1,500
  Deferred commissions                                                                                       27,420
                                                                                                            -------

Total Current Liabilities                                                                                   305,554

Long-term Debt                                                                                               45,250
                                                                                                             ------
Total Liabilities                                                                                           350,804
                                                                                                            -------
Stockholder's Equity:
   Common stock, $1 par value; 50,000 shares authorized;
      500 shares issued and outstanding                                                                         500
  Retained earnings                                                                                         130,755
                                                                                                            -------
Total Stockholders' Equity                                                                                  131,255
                                                                                                            -------
                                                                                                           $482,059
                                                                                                           ========


        The accompanying notes are an integral part of the consolidated financial statements.
                                      F-14

I.T. CRUISE, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
Year Ended May 31, 1994

Revenues:
   Cruise fees                                                                                            $ 650,238
   Preferred supplier commissions                                                                           520,736
                                                                                                           --------

Total Revenues                                                                                            1,170,974
                                                                                                          ---------
Costs and Expenses:
   Cruise costs                                                                                             619,104
   Salaries and benefits                                                                                     88,088
   Other administrative expenses                                                                             60,325
   Amortization and depreciation                                                                            123,679
   Interest expense                                                                                          24,559
   Loss on disposal of assets                                                                                13,419
                                                                                                            -------

Total Expenses                                                                                              929,174
                                                                                                            -------
Income Before Income Taxes                                                                                  241,800

Income Tax Expense                                                                                           86,400
                                                                                                             ------
Net Income                                                                                                  155,400

Accumulated Deficit, beginning of year                                                                      (24,645)
                                                                                                            -------
Retained Earnings, end of year                                                                            $ 130,755
                                                                                                          =========

        The accompanying notes are an integral part of the consolidated financial statements.
                                      F-15

I.T. CRUISE, INC.
STATEMENT OF CASH FLOWS
Year Ended May 31, 1994

Cash Flows From Operating Activities:
   Net income                                                                                             $ 155,400
   Adjustments to reconcile net income to net cash
      provided by operating activities:
        Amortization and depreciation                                                                       123,679
        Loss on disposal of property and equipment                                                           13,419
        Increase in accounts receivable                                                                    (143,708)
        Decrease in supply inventory                                                                          5,000
        Increase in receivable from Parent                                                                 (143,269)
        Increase in accounts payable                                                                         89,002
        Increase in accrued liabilities                                                                      10,756
        Increase in deferred commissions                                                                     20,244
                                                                                                            -------

Net Cash Provided By Operating Activities                                                                   130,523
                                                                                                           --------

Cash Flows From Financing Activities:
   Principal payments on long-term debt                                                                     (10,782)
                                                                                                            -------
Net Cash Used In Financing Activities                                                                       (10,782)
                                                                                                           --------

Increase In Cash                                                                                            119,741

Cash, beginning of period                                                                                     8,071
                                                                                                              -----
Cash, end of period                                                                                       $ 127,812
                                                                                                          =========



OTHER DISCLOSURES:

Interest paid                                                                                              $ 15,303

Income taxes paid                                                                                                 -


        The accompanying notes are an integral part of the consolidated financial statements.
                                      F-16

I.T. CRUISE, INC.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MAY 31, 1994



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: I.T. Cruise, Inc. ( the "Company"), a wholly-owned subsidiary of International Tours, Inc., was formed in March 1993 and conducts cruise travel training and marketing for International Tours' franchisees. The Company conducts business under the name of Cruise A-Hoy.

Effective March 31, 1993, the Company purchased substantially all the assets of Cruise A-Hoy, Inc. ("CAH"), a cruise travel booking service in Colorado. The Company purchased equipment, supplies inventory, contract rights with cruise lines, and tradename. The Company also entered into a noncompete agreement with CAH. The total cost of acquisition was $303,223, which exceeded the fair market value of the net assets of CAH by $10,000. The excess is presented as goodwill.

Preferred Supplier Contract Revenue: Preferred supplier contract revenue represents commissions earned by the Company from various travel service providers, principally cruise lines. Such revenues are recognized as they are earned.

Contract Rights: Cruise line preferred supplier contracts were acquired from Cruise A-Hoy, Inc. These contracts represent the rights to overrides and commissions with various cruise lines. These contract rights are being amortized on a straight-line basis over the life of each contract, from one to three years. Amortization expense on contract rights was $103,894 for the year ended May 31, 1994.

Trade Name: Trade name is the name "Cruise A-Hoy" and insignia acquired from Cruise Ahoy, Inc. Trade name is being amortized using the straight-line method over the expected useful life of 25 years. Amortization expense on trade name was $400 for the year ended May 31, 1994.

Goodwill: Goodwill represents the excess of the cost of acquiring assets of Cruise A-Hoy, Inc. over the fair market value of the assets acquired, and is being amortized using the straight line method over five years. Amortization expense on goodwill was $2,000 for the year ended May 31, 1994.

Noncompete Agreement: The noncompete agreement is being amortized using the straight-line method over the life of the agreement, which is three years. Amortization expense on the noncompete agreement was $3,334 for the year ended May 31, 1994.

Furniture and Fixtures: Depreciation is provided using accelerated methods over the estimated useful lives of the related assets. Repairs and maintenance are expensed as incurred, whereas major improvements are capitalized.

Income Taxes: International Tours, Inc. and the Company file consolidated federal and state income tax returns.

Income tax expense is provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Income tax expense currently payable is allocated to the Company based upon the amount the Company would pay if it filed a separate income tax return.

Income tax expense for the year ended May 31, 1994 amounted to $86,400 which represents the currently due tax expense allocation. This amount has been reflected as a decrease in Receivable from Parent. As of May 31, 1994, the Company had no material temporary differences.


2.  RECEIVABLE FROM PARENT

Receivable from Parent consists of amounts due from the Company's Parent, International Tours, Inc. The receivable has increased during the year ended May 31, 1994, due primarily to the collection of the Company's revenue and payment of the Company's expenses by the Parent.

I.T. CRUISE, INC.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MAY 31, 1994
(CONTINUED)


3.  LONG-TERM DEBT

Long-term debt consists of a 7% note payable to Cruise A-Hoy, Inc., (CAH) due March 1996, for the purchase of certain assets of CAH. The payment of principal and interest are based on 25% of all CAH marketing fees and override commissions collected.

Maturities of long-term debt are as follows: May 31, 1995 - $174,838; May 31, 1996 - $45,250.

                                I.T. CRUISE, INC.
                                 BALANCE SHEET
                            MARCH 31, 1996 AND 1995
                                  (Unaudited)

ASSETS                                                        MARCH 31, 1996            MARCH 31, 1995
- ------                                                        --------------            ---------------
CURRENT ASSETS:
         Cash                                                 $         234             $         375
         Other current assets                                       208,151                   191,825
                                                              ----------------          ---------------
                  Total current assets                              208,385                   192,200

PROPERTY & EQUIPMENT, net                                            15,709                    17,500

OTHER ASSETS                                                         16,231                    17,850

         TOTAL ASSETS                                         $     240,325           $       227,550
                                                              ===============           ===============


LIABILITIES & EQUITY

CURRENT LIABILITIES:
         Current notes payable                                $     143,614            $      120,450
         Other current liabilities                                   47,450                    52,375
                                                              ----------------          ---------------
                  Total current liabilities                         190,964                   172,825


LONG-TERM DEBT                                                           -                         -
                                                              ----------------          ---------------

TOTAL LIABILITIES                                                   190,964                   172,825


STOCKHOLDERS' EQUITY:
         Preferred stock                                                 -                         -
         Common Stock                                                   500                       500
         Additional paid-in capital                                      -                         -
         Retained earnings                                           48,861                    54,225
                                                              ----------------         ----------------
                  Total stockholders' equity                         49,361                    54,725
                                                              ----------------         ----------------

TOTAL LIABILITIES AND EQUITY                                  $     240,325           $       227,550
                                                              ================         ================


                               I.T. CRUISE, INC.
                            STATEMENT OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31,1996 AND 1995
                                  (UNAUDITED)



                                        1996                      1995
                                   ---------------           ---------------

Revenues                          $    102,272                $    113,636

Other expenses                          20,454                      22,635
Interest expenses                        3,010                       3,542
                                   ---------------           ---------------
                                        23,465                      26,177
                                   ---------------           ---------------


Net Income before taxes                 78,807                      87,459

Income taxes                            29,947                      33,234
                                   ---------------           ---------------

Net income                        $     48,861                $     54,225
                                   ===============           ===============

                            SARTAIN FISCHBEIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS


                                     SF&Co.




Independent Auditors' Report


The Board of Directors
GalaxSea Cruises and Tours, Inc.
Tulsa, Oklahoma


We have audited the balance sheet of GalaxSea Cruises and Tours, Inc. as of December 31, 1995, and the related statement of operations, changes in stockholder's equity, and cash flows for the three months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GalaxSea Cruises and Tours, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the three months then ended in conformity with generally accepted accounting principles.





March 15, 1996                                /s/      SARTAIN FISCHBEIN & CO.

           3010 SOUTH HARVARD AVE., SUITE 400, TULSA, OK 74114-6193 .
                         918 749-6601. FAX 918 744-1506
                                      F-21

GALAXSEA CRUISES AND TOURS, INC.
BALANCE SHEET
December 31, 1995

ASSETS

Current Assets:
   Cash                                                                                                          $ 6,336
   Accounts receivable-royalties and commissions
     (no allowance for doubtful accounts)                                                                         22,563
                                                                                                                  ------
Total Current Assets                                                                                              28,899

Intangible Assets:
   Trade name and intangibles                                                                                    162,200
   Software development cost                                                                                      17,282
   Organizational and developmental costs                                                                         63,717
                                                                                                                 -------

                                                                                                                 243,199
   Less accumulated amortization                                                                                  (3,765)
                                                                                                                  ------
Net Intangible Assets                                                                                            239,434
                                                                                                                 -------
                                                                                                                $268,333
                                                                                                                ========
LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
   Current maturities of long-term debt                                                                         $ 15,550
   Accounts payable                                                                                                2,386
   Payable to Parent                                                                                              22,860
   Accrued interest payable                                                                                        1,244
                                                                                                                  ------

Total Current Liabilities                                                                                         42,040

Long-term Debt                                                                                                    46,650
                                                                                                                  ------
Total Liabilities                                                                                                 88,690
                                                                                                                  ------
Stockholder's Equity:
   Common stock, $.01 par value; authorized
     200,000 shares; issued and outstanding
     1,000 shares                                                                                                     10
   Additional paid-in capital                                                                                    163,707
   Retained earnings                                                                                              15,926
                                                                                                                 -------

Total Stockholder's Equity                                                                                       179,643
                                                                                                                 -------
                                                                                                                $268,333
                                                                                                                ========


        The accompanying notes are an integral part of the consolidated financial statements.
                                      F-22







GALAXSEA CRUISES AND TOURS, INC.
STATEMENT OF OPERATIONS
Three Months Ended December 31, 1995

Revenue:
   Royalties and license fees                                                                                    $31,550
   Commissions                                                                                                    18,000
                                                                                                                  ------
                                                                                                                  49,550
                                                                                                                  ------
Expenses:
   Training and marketing expense                                                                                 23,234
   Amortization expense                                                                                            3,765
   Interest expense                                                                                                1,244
   Miscellaneous                                                                                                      81
                                                                                                                     ---

                                                                                                                  28,324
                                                                                                                  ------
Net Income Before Income Taxes                                                                                    21,226

Income Tax Expense                                                                                                 5,300
                                                                                                                   -----
Net Income                                                                                                      $ 15,926
                                                                                                                ========


        The accompanying notes are an integral part of the consolidated financial statements.
                                      F-23

GALAXSEA CRUISES AND TOURS, INC.
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
Three Months Ended December 31, 1995



                                                                              Additional
                                                   Common Stock                Paid-In          Retained
                                             Shares            Amount          Capital          Earnings            Total
                                             ------            ------          -------          --------            -----
Balance at inception,
  October 1, 1995                                 -              $  -        $       -          $      -         $     -

Issuance of common stock                      1,000                10          163,707                 -          163,717

Net income                                        -                 -                -            15,926           15,926
                                                 --                --               --           -------          -------

Balance, December 31, 1995                    1,000              $ 10        $ 163,707          $ 15,926         $179,643
                                              =====              ====        =========          ========         ========

        The accompanying notes are an integral part of the consolidated financial statements.
                                      F-24

GALAXSEA CRUISES AND TOURS, INC.
STATEMENT OF CASH FLOWS
Three Months Ended December 31, 1995

Cash Flows From Operating Activities:
   Net income                                                                                                   $ 15,926
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Amortization expense                                                                                        3,765
       Increase in accounts receivable                                                                           (22,563)
       Increase in accounts payable                                                                                2,386
       Increase in payable to Parent                                                                               5,578
       Increase in accrued interest payable                                                                        1,244
                                                                                                                  ------

Net Cash Provided By Operating Activities                                                                          6,336
                                                                                                                  ------

Cash Flows From Investing Activities:
   Acquisition of trade name and intangibles                                                                    (100,000)
   Additions to organizational and developmental costs                                                           (63,717)

Net Cash Used in Investing Activities                                                                           (163,717)
                                                                                                               ---------

Cash Flows From Financing Activities:
   Issuance of common stock                                                                                      163,717
                                                                                                                 -------
Net Cash Provided by Financing Activities                                                                        163,717
                                                                                                                --------

Increase in Cash                                                                                                   6,336

Cash at Inception, October 1, 1995                                                                                     -
                                                                                                                --------

Cash, December 31, 1995                                                                                          $ 6,336
                                                                                                                 =======


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

Issuance of Long-term Debt for Acquisition
  of Trade Name and Intangibles                                                                                 $ 62,200
                                                                                                                ========

Increase in Payable to Parent for Software
  Development Cost                                                                                              $ 17,282
                                                                                                                ========


Other Disclosures:
   Interest paid                                                                                                     $ -
   Income taxes paid                                                                                                   -


        The accompanying notes are an integral part of the consolidated financial statements.
                                      F-25

GALAXSEA CRUISES AND TOURS, INC.
NOTES TO FINANCIAL STATEMENTS
THREE MONTHS ENDED DECEMBER 31, 1995



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization: GalaxSea Cruises and Tours, Inc. (the Company) was incorporated in the State of Oklahoma on September 21, 1995. The Company is a wholly owned subsidiary of International Tours, Inc. (the Parent). The Company began operations on October 1, 1995 by purchasing the trade name, franchise agreements, other agreements and intangibles from GalaxSea Associates, Inc. GalaxSea franchises operate travel vacation stores which deal primarily in arranging cruise travel packages for its customers.

The Company's current sources of revenue are royalty and license fees from existing GalaxSea franchisees which are located principally in California and Florida, and commissions from cruise lines. The Company plans to actively market new franchise agreements.

Trade Name and Intangibles: Trade name and intangibles consist of the GalaxSea Cruises trade name, trade mark, existing franchise agreements, cruise line agreements, marketing database software and other intangible assets purchased from GalaxSea Associates, Inc. on October 1, 1995.

Software Development Cost: The cost related to the enhancement of marketing database software has been capitalized as an asset in the accompanying financial statements. Costs consist primarily of programming and beta testing. This software will be used by GalaxSea franchisees to assist in identifying potential customers for cruise line packages.

Organizational  and  Developmental  Costs:  Prior to its start of business,  the
Company   incurred  costs  which  were  associated  with  the  organization  and development of the Company. These costs have been capitalized.

Amortization of Intangibles: Intangible assets are amortized over the estimated useful life of the intangibles of 15 years utilizing the straight-line method.

Recognition  of  Revenue:   The  Company  recognizes  revenue  from  franchisees
consisting primarily of monthly royalty and service fees and commissions from cruise lines on an accrual basis.

Income Taxes: The Company files a consolidated income tax return with its Parent, International Tours, Inc. An estimated amount of tax expense has been recorded in the accompanying financial statements based upon the amount of tax the Company would pay if it filed separate tax returns. The amount of accrued income taxes for the year ended December 31, 1995 has been reflected as an increase in payable to Parent. No deferred income taxes have been recorded since no temporary differences exist in the basis of assets and liabilities for income tax and financial purposes.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GALAXSEA CRUISES AND TOURS, INC.
NOTES TO FINANCIAL STATEMENTS
THREE MONTHS ENDED DECEMBER 31, 1995
(CONTINUED)



2.  FRANCHISE AGREEMENTS

At December 31, 1995, the Company had 36 franchise and affiliate agreements which it purchased on October 1, 1995 from GalaxSea Associates, Inc. for $162,200. These agreements, among other things, allow the franchisee to use the GalaxSea name, method of operation, training, marketing and database software.

GalaxSea Associates, Inc., as a part of the original purchase agreement, has agreed to provide the services required under the franchise agreements for $5,000 per month. This agreement expires October, 1999, but based upon certain criteria, could be terminated at an earlier date. Expense under this agreement was $15,000 for the three months ended December 31, 1995, and is included in training and marketing expense.

The Company has also entered into an agreement with Cruise Support Services, Inc. (CSS) whereby CSS will serve as the exclusive sales and support office for the State of California for GalaxSea franchisees. CSS will earn 75% of the fees, including franchise fees on new franchise agreements which the Company receives from franchisees in the State of California. The agreement expires in October 2000, unless the Company is unable to obtain necessary approval to sell franchise agreements in the State of California, in which case expiration would be December 1996. Expense under this agreement was approximately $8,000 for the three months ended December 31, 1995 and is included in training and marketing expense.


3.  LONG-TERM DEBT

Long-term debt at December 31, 1995 consisted of the following:

Unsecured note payable, originally to seller of GalaxSea franchises to Company, but assigned to third party, principal due in annual installments of $15,550 each October 1, plus interest at 8%, with final installment due
October 1, 1999                             $62,200

      Less current maturities                15,550

                                            $46,650
                                            =======

The Company was unable to estimate the fair value of long-term debt because of the lack of availability of current borrowing rates for loans with similar terms and maturities due to the circumstances under which the debt was issued.


4.  RELATED PARTY TRANSACTIONS

The Company is a wholly owned subsidiary of International Tours, Inc. (the Parent). During the period from inception to December 31, 1995, the Parent expended approximately $181,000 on behalf of the Company for certain intangible assets. In exchange, the Company issued common stock and a payable to the Parent in exchange for these assets.

The  Parent  also  has  provided  the use of its  office  space  and  management
personnel,   which  has  not  been  reflected  in  the  accompanying   financial
statements. For 1995, amounts for these costs were immaterial.

                        GALAXSEA CRUISES AND TOURS, INC.
                                 BALANCE SHEET
                                 MARCH 31, 1996
                                  (Unaudited)

ASSETS                                                                              MARCH 31, 1996

CURRENT ASSETS:
      Cash                                                                          $     23,602
      Other current assets                                                                27,155
                                                                                    ---------------
         Total current assets                                                             50,757

PROPERTY & EQUIPMENT, net                                                                     -

OTHER ASSETS                                                                             237,339

      TOTAL ASSETS                                                                  $    288,096
                                                                                    ===============

LIABILITIES & EQUITY

CURRENT LIABILITIES:
      Current notes payable                                                         $     62,200
      Other current liabilities                                                           61,845
                                                                                    ----------------
         Total current liabilities                                                       124,045


LONG-TERM DEBT                                                                                -
                                                                                    ----------------
TOTAL LIABILITIES                                                                        124,045


STOCKHOLDERS' EQUITY:
      Common Stock                                                                            10
      Additional paid-in capital                                                         163,707
      Retained earnings                                                                      334
                                                                                    ----------------
         Total stockholders' equity                                                      164,051
                                                                                    ----------------
TOTAL LIABILITIES AND EQUITY                                                        $    288,096
                                                                                    ================

                        GALAXSEA CRUISES AND TOURS, INC.
                            STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)


                                                    1996
                                                ----------
      Revenues                                 $   30,468

      Other expenses                               50,116
      Interest expense                              1,244
                                                 ---------
                                                   51,360
                                                ----------
      Net loss before taxes                       (20,892)

      Income taxes                                 (7,939)
                                                 ---------
      Net loss                                 $  (12,953)
                                                ===========

               NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
             I.T. CRUISE, INC. AND GALAXSEA CRUISES AND TOURS, INC.
                       PROFORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1995
                                   (UNAUDITED)

ASSETS                              NAGC     I.T. CRUISE      GALAXSEA              DEBIT             CREDIT             CONSOL
- ------                       -------------------------------------------------------------------------------------------------------
CURRENT ASSETS:
 Cash                         $    696,119   $       283   $     6,336                            (1,2)  106,619      $    596,119
 Other current assets              579,587       211,312        22,563          (1,2)  192,444    (1)    233,875           772,031
                              -------------  ------------   -----------                                                ------------
  Total current assets           1,275,706       211,595        28,899                                                   1,368,150

PROPERTY & EQUIPMENT, net        1,660,542        17,242            -                             (1)     16,917         1,660,867

OTHER ASSETS                     1,162,925        14,231       239,434          (2)  1,633,011                           3,049,601
                              ------------   ------------   -----------                                                ------------

 TOTAL ASSETS                  $ 4,099,173   $   243,068    $  268,333                                                $  6,078,618
                              ============   ============   ===========                                                ============

LIABILITIES & EQUITY
CURRENT LIABILITIES:
 Current notes payable         $ 2,096,065   $   115,818    $   15,550          (1)    131,368    (2,3)  680,142      $  2,776,207
 Preferred stock dividends
  payable                          580,000            -             -                                                      580,000
 Other current liabilities         795,711        80,414        26,490          (1)    106,904                             795,711
                             -------------   ------------   ------------                                               ------------
  Total current liabilities      3,471,776       196,232        42,040                                                   4,151,918

LONG-TERM DEBT                     809,334            -         46,650          (1)     46,650    (2,3)1,792,319         2,601,653

STOCKHOLDER'S EQUITY:
 Preferred stock "Class A"       4,800,000            -                       - (3)    939,000                           3,861,000
 Preferred stock "Series B"                                                                       (2)     80,000            80,000
 Common stock                      147,094           500            10          (2)        510    (2)     49,341           196,435
 Additional paid-in capital     (3,334,543)           -        163,707          (2)    163,707    (2)    316,643        (3,017,900)
 Retained earnings              (1,794,488)       46,336        15,926          (2)    148,756    (1)     86,494        (1,794,488)
                             --------------  -------------  -----------                                                ------------
 Total stockholders equity        (181,937)       46,836       179,643                                                    (674,953)
                             --------------  -------------  -----------

TOTAL LIABILITIES AND EQUITY   $ 4,099,173   $   243,068    $  268,333                                                $  6,078,618
                             ==============  =============  ============                                               ============



                             SEE ACCOMPANYING NOTES
                                      F-30

              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION, I.T. CRUISE, INC AND GALAXSEA CRUISES AND TOURS, INC.
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                                   (UNAUDITED)




                                    NAGC       I.T. CRUISE      GALAXSEA           DEBIT          CREDIT         CONSOL
                               -------------------------------------------------------------------------------------------
Revenues                        $ 15,040,509   $  454,544   $    49,550                                       $ 15,544,603

Other expenses                    15,066,595       90,541        27,080 (6)       326,602                       15,510,818
Interest expense                     301,791       14,167         1,244 (5,7)     210,510 (4)     15,411           512,301
                                -------------- ------------  -----------                                       ------------
                                  15,368,386      104,708        28,324                                         16,023,119

Operating income                    (327,877)     349,836        21,226                                           (478,516)

Other income                         224,976           -             -                                             224,976
                                -------------- ------------  -----------

Net income before taxes             (102,901)     349,836        21,226                                           (253,540)

Income taxes                          20,953      133,000         5,300 (4)         5,638 (5,7)   79,994            84,897
                                -------------- ------------  -----------                                       -------------

Net income                      $   (123,854)  $  216,836    $   15,926                                       $   (338,437)
                                ============== ============  ===========                                       =============

Less: Preferred stock dividends      480,000                            (7)        93,900                          386,100
                                --------------                                                                 -------------

Net income (loss) applicable
       to common stock          $   (603,854)                                                                 $   (724,537)
                                ==============                                                                 =============



                             SEE ACCOMPANYING NOTES
                                      F-31

              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION,
             I.T. CRUISE, INC. AND GALAXSEA CRUISES AND TOURS, INC.
                       PROFORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996
                                   (UNAUDITED)



ASSETS                              NAGC    I.T. CRUISE      GALAXSEA               DEBIT             CREDIT          CONSO
- ------                        ------------------------------------------------------------------------------------------------------
CURRENT ASSETS
 Cash                         $    774,525   $      234   $   23,062                      (1,2)       123,836     $   674,525
 Other current assets              386,863      208,151       27,155 (1,2)        192,444 (1)         235,306         579,307
                               ------------- ------------  -----------                                             -----------
 Total current assets            1,161,388      208,385       50,757                                                1,253,832

PROPERTY & EQUIPMENT, net        1,506,142       15,709           -                       (1)          15,384       1,506,467

OTHER ASSETS                     1,151,036       16,231      237,339 (2)        1,631,011                           3,035,617
                                ------------ ------------   ----------                                             -----------

 TOTAL ASSETS                 $  3,818,566   $  240,325   $  288,096                                              $ 5,795,916
                                ============ ============   ==========                                             ===========

LIABILITIES & EQUITY
CURRENT LIABILITIES:
 Current notes payable        $  1,917,116   $  143,614   $   62,200 (1)          205,814 (2,3)       680,142     $ 2,597,258
 Preferred stock dividends
  payable                          700,000           -            -                                                   700,000
 Other current liabilities         662,923       47,350       61,845 (1)          109,195                             662,923
                                ------------  -----------   ------------                                           -----------
 Total current liabilities       3,280,039      190,964      124,045                                                3,960,181

LONG-TERM DEBT                     709,017           -                                 -  (2,3)     1,792,319       2,501,336

STOCKHOLDER'S EQUITY:
 Preferred stock "Class A"       4,800,000           -            -  (3)          939,000                           3,861,000
 Preferred stock "Series B"             -                                                 (2)          80,000          80,000
 Common stock                      147,094          500           10 (2)             510  (2)          49,341         196,435
 Additional paid-in capital     (3,334,543)          -       163,707 (2)         163,707  (2)         314,548      (3,019,995)
 Retained earnings              (1,783,041)      48,861          334 (2)          80,401  (1)          31,206      (1,783,041)
                                ------------  ------------  ------------                                          -------------
 Total stockholders equity        (170,490)      49,361      164,051                                                 (665,601)
                                ------------  ------------   -----------                                          -------------

TOTAL LIABILITIES AND EQUITY   $ 3,818,566    $ 240,325     $ 288,096                                             $ 5,795,916
                                ============  ============   ===========                                          =============


                             SEE ACCOMPANYING NOTES
                                      F-32

               NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION
              I.T. CRUISE, INC AND GALAXSEA CRUISES AND TOURS, INC.
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                   (UNAUDITED)



                                          NAGEC     I.T. CRUISE   GALAXSEA         DEBIT         CREDIT           CONSOL
                                       ----------------------------------------------------------------------------------
Revenues                                $4,318,346   $   102,272  $ 30,468                                  $   4,451,086

Other expenses                           4,149,205        20,454    50,116 (6)     81,650                       4,301,425
Interest expense                            43,502         3,020     1,244 (5,7)   52,628 (4)     1,244            99,140
                                       ------------   -----------                                              -----------
                                         4,192,707        23,464    51,360                                      4,400,565

Operating income                           125,639        78,808   (20,892)                                        50,521

Other income                                41,802            -         -                                          41,802
                                       ------------   ----------- ----------                                   -----------

Net income before taxes                    167,441        78,808   (20,892)                                        92,323

Income taxes                                36,000        29,947    (7,939) (4)       473 (5,7)  19,999            38,482
                                       ------------   ----------- ----------                                   -----------

Net income                             $   131,441    $   48,861  $(12,953)                                  $     53,841
                                       ============   =========== ==========                                   ===========

Less: preferred stock dividends            120,000                          (7)    23,475                    $     96,525
                                       ------------                                                            -----------

Net income (loss) applicable to
  common stock                         $    11,441                                                           $    (42,684)
                                       ============                                                            ===========


                             SEE ACCOMPANYING NOTES
                                      F-33

              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION,
             I.T. CRUISE, INC. AND GALAXSEA CRUISES AND TOURS, INC.

               NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTES

(1) Assets and liabilities not included in acquisition in accordance with merger agreement.
(2) Record equity issuances and goodwill related to the acquisition of I.T. Cruise, Inc. and GalaxSea Cruises and Tours, Inc.
(3)  Record conversion of Preferred Stock to subordinated debentures.
(4)  Record reduction of interest for liabilities not assumed.
(5)  Record increase in interest for liabilities issued during acquisition.
(6)  Record amortization of goodwill.
(7) Record income statement impact converting Preferred Stock to subordinated debt.